UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2004

Digital Learning Management Corporation
(Exact name of registrant specified in charter)

Nevada	000-26293	88-0420306
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 Mariner Avenue
Torrance, CA 90503
(Address of principal executive offices) (Zip Code)

(310) 921-3444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 30, 2004, the Registrant entered into an agreement to acquire Global Computer Systems, Inc. ("Global"). A copy of the Agreement for Purchase and Sale of Stock by and between the Registrant, Global and certain shareholders of Global is attached hereto as Exhibit 2.3 (the "Purchase Agreement"). The Purchase Agreement was amended on September 1, 2004, a copy of which is attached hereto as Exhibit 2.4 ("Amendment No. 1"). The purpose of Amendment No. 1 was to extend the proposed closing date of the acquisition to November 15, 2004.

In accordance with the terms of the Purchase Agreement, in exchange for 100% of the issued and outstanding stock of Global, the Registrant will (i) issue an aggregate of 100,000 shares of its common stock to the shareholders of Global at closing and (ii) will pay up to $200,000 in bonuses to shareholders of Global, if certain performance goals are achieved within 16 months of closing.

The acquisition remains subject to (i) approval from the California Bureau for Private Post-Secondary and Vocational Education, (ii) completion of satisfactory due diligence by the Registrant and (iii) final approval from the Board of Directors of the Registrant.

On September 1, 2004, the Registrant and Global entered into a Management and Operations Agreement, a copy of which is attached hereto as Exhibit 10.4 (the "Management Agreement"). Pursuant to the terms of the Management Agreement, the Registrant agreed to assume control of all management and operation functions of Global pending consummation of the acquisition. The Registrant also agreed to advance Global sufficient capital to fund its operations until closing.

Prior to entering into the Purchase Agreement, no relationship existed between Global and the Registrant (or any affiliate of the Registrant) or between Global and any officer or director of the Registrant (or any associate of any such officer or director).

About Global

Global is a post-secondary education provider that is licensed by the California Bureau for Private Post-Secondary and Vocational Education. It operates educational facilities in Irvine, California and provides information technology education services to corporations and other institutions in Southern California.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

(a)     N/A

(b)     N/A

(c):     Exhibits:

2.3	Agreement for Purchase and Sale of Stock dated as of April 30, 2004 by and between Digital Learning Management Corporation, Global Computer Systems, Inc. and certain shareholders of Global Computer Systems, Inc.

2.4	Amendment No. 1 to Purchase and Sale of Stock dated as of September 1, 2004 by and between Digital Learning Management Corporation, Global Computer Systems, Inc. and certain shareholders of Global Computer Systems, Inc.

10.4	Management and Operations Agreement dated as of September 1, 2004 by and between Digital Learning Management Corporation and Global Computer Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Learning Management Corporation

Date: September 3, 2004	By:	/s/ Aurangzeb Bhatti
Name: Aurangzeb Bhatti
Title: President

EXHIBIT INDEX

2.3	Agreement for Purchase and Sale of Stock dated as of April 30, 2004 by and between Digital Learning Management Corporation and Global Computer Systems, Inc. and certain shareholders of Global Computer Systems, Inc.

2.4	Amendment No. 1 to Purchase and Sale of Stock dated as of September 1, 2004 by and between Digital Learning Management Corporation, Global Computer Systems, Inc. and certain shareholders of Global Computer Systems, Inc.

10.4	Management and Operations Agreement dated as of September 1, 2004 by and between Digital Learning Management Corporation and Global Computer Systems, Inc.